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Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cascade Microtech, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 20, 2004, except for Notes 2 and 18(a), which are as of November 12, 2004, relating to the consolidated balance sheets of Cascade Microtech, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, redeemable stock and shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the registration statement on Form S-1 (File No. 333-113256) of Cascade Microtech, Inc. Our report refers to the restatement of the consolidated financial statements for each of the years in the three-year period ended December 31, 2003, to add disclosures pursuant to SFAS 131, Disclosure about Segments of an Enterprise and Related Information.

/s/ KPMG LLP

Portland, Oregon
January 10, 2005

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  Exhibit 23.02
Consent of Independent Registered Public Accounting Firm